UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 16, 2011

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

    Greenville, Wisconsin 54942

(Address of principal executive offices, including

zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2011, School Specialty, Inc. (the “Company”) entered into the First Amendment to the Credit Agreement dated as of April 23, 2010, by and among the Company, certain subsidiaries of the Company, the lenders identified on the signature pages thereto and Bank of America, N.A., as Administrative Agent.

The aggregate commitments of the lenders under the Credit Agreement have been reduced from $350,000,000 to $300,000,000. Of that amount, up to $125,000,000 of this available capacity is structured as a Delayed Draw Term Loan to be used to refinance a portion of the company’s convertible notes. Covenant modifications include increases in both the total and senior leverage ratios and a decrease in the interest coverage ratios. The facility’s interest rate will generally increase 75 basis points on borrowings. Unless terminated earlier in accordance with its terms, the Credit Agreement has a maturity date of April 23, 2014.

The amended Credit Agreement includes customary representations and warranties and affirmative and negative covenants including, among others, covenants relating to financial reporting, maintenance of a leverage ratio, incurrence of liens, sale or disposition of assets and incurrence of other indebtedness.

The amended Credit Agreement provides for customary events of default, including, among other things, failure to pay any principal or interest when due, failure to comply with certain covenants, certain insolvency or receivership events, and a change of control (as defined in the amended Credit Agreement). Upon an event of default, the administrative agent shall, at the request of, or may, with the consent of, the requisite number of lenders, declare all amounts owing under the amended Credit Agreement immediately due and payable, terminate the lenders’ commitments to make loans under the amended Credit Agreement, require the Company to cash collateralize (as defined in the amended Credit Agreement) the obligations under any letters of credit, and/or exercise any and all remedies and other rights under the amended Credit Agreement. For certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding loans will become immediately due and payable.

A copy of the First Amendment to the Credit Agreement is attached hereto as Exhibits 4.1 and the terms of the amended Credit Agreement are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1	First Amendment to the Credit Agreement dated April 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2011	SCHOOL SPECIALTY, INC.

	By:	/s/ David Vander Zanden
David Vander Zanden Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to the Credit Agreement dated April 23, 2010